                                                                      Exhibit 11

                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)



                                                                    Three Months Ended March,
In thousands, except per share amount                                1999           1998
---------------------------------------------------------------------------------------------

BASIC EPS
Net Income ...................................................     $   15,334     $   14,105
                                                                   ==========     ==========

Weighted-average common shares outstanding
   used in earnings per share computations ...................         71,193         73,481
                                                                   ==========     ==========

Earnings per common share ....................................     $     0.22     $     0.19
                                                                   ==========     ==========

DILUTED EPS
Net Income ...................................................     $   15,334     $   14,105
                                                                   ==========     ==========

Shares used in earnings per share computations ...............         73,605         77,128
                                                                   ==========     ==========

Earnings per common share ....................................     $     0.21     $     0.18
                                                                   ==========     ==========

Computation of shares used in earnings per share computations:
Average outstanding common shares ............................         71,193         73,481
Average common equivalent shares -
   dilutive effect of option shares ..........................          2,412          3,647
                                                                   ----------     ----------
Shares used in earnings per share computations ...............         73,605         77,128
                                                                   ==========     ==========